UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2009

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2009, Dominion Resources, Inc. (the “Company” or “Dominion”) designated Ashwini Sawhney with the additional role of Principal Accounting Officer beginning on July 1, 2009.  Mr. Sawhney is currently Vice President and Controller and will continue with that title.  Since April 27, 2007, Mr. Sawhney, age 59, has served as Vice President and Controller of Dominion.  From January 1, 2007 to April 26, 2007, he held the position of Vice President – Accounting and Controller and from April 28, 2006 to December 31, 2006 he held the position of Vice President – Accounting of the Company.  Prior to April 28, 2006, Mr. Sawhney served as Assistant Corporate Controller for the Company.

Effective July 1, 2009, Thomas P. Wohlfarth will no longer serve in the position of Senior Vice President and Chief Accounting Officer of Dominion.   Mr. Wohlfarth will become Senior Vice President – State & Federal Regulation of the Company’s wholly-owned subsidiary, Dominion Resources Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President – Governance and Corporate Secretary

Date:  June 30, 2009